UNDER ARMOUR REPORTS THIRD QUARTER 2020 RESULTS;
PROVIDES OUTLOOK FOR 2020

BALTIMORE, Oct. 30, 2020 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the third quarter ended September 30, 2020. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s 2020 restructuring plan and related impairment charges, impairments associated with certain long-lived assets and goodwill and related tax effects, and with respect to certain measures, the non-cash amortization of debt discount on the company’s convertible debt, deal-costs related to the pending sale of MyFitnessPal and related tax effects. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Our third-quarter results reflect considerably better than expected performance due to higher demand and our strong execution, especially in North America,” said Under Armour President and CEO Patrik Frisk. “We believe that the critical mass of our transformational challenges is behind us, and we remain sharply focused on operational improvements and financial discipline to accelerate strategies to create sustainable, long-term growth for the Under Armour brand and our shareholders.”

Third Quarter 2020 Review

•Revenue was flat at $1.4 billion compared to the prior year.
–Wholesale revenue decreased 7 percent to $830 million and direct-to-consumer revenue increased 17 percent to $540 million, driven by continued strong growth in eCommerce.
–North America revenue decreased 5 percent to $963 million and international revenue increased 18 percent to $433 million (up 17 percent currency neutral). Within the international business, revenue increased 31 percent in EMEA (up 26 percent currency neutral), increased 15 percent in Asia-Pacific (up 16 percent currency neutral), and decreased 15 percent in Latin America (down 7 percent currency neutral).
–Apparel revenue decreased 6 percent to $927 million. Footwear revenue increased 19 percent to $299 million. Accessories revenue increased 23 percent to $145 million.
•Gross margin decreased 40 basis points to 47.9 percent compared to the prior year, driven primarily by negative impacts from COVID-19 related discounting and product mix partially offset by supply chain efficiencies and channel mix.
•Selling, general & administrative expense was relatively unchanged from the prior year at $554 million.
•Restructuring and impairment charges were $74 million consisting of $70 million of restructuring and related impairment charges and $4 million from long-lived asset impairments. Through the third quarter, the company has recognized $550 million of restructuring and impairment charges consisting of $410 million in restructuring and related impairment charges ($326 million in non-cash and $84 million in cash) and $140 million from impairments of long-lived assets and goodwill.
•Operating income was $59 million. Excluding the impact of restructuring and impairment charges, adjusted operating income was $133 million.
•Net income was $39 million. Adjusted net income was $118 million.
•Diluted earnings per share was $0.09. Adjusted diluted earnings per share was $0.26.
•Inventory was up 17 percent to $1.1 billion.

•Cash and Liquidity
–The company ended the third quarter with Cash and Cash Equivalents of $866 million.
–No borrowings were outstanding under the company’s $1.1 billion revolving credit facility at the end of the third quarter.

Fiscal 2020 Outlook

Due to ongoing uncertainty related to COVID-19 and its potential effect on global markets, the company expects material impacts on its business results for the remainder of 2020 and into 2021. Key points related to Under Armour’s full-year 2020 outlook include:

•Revenue is expected to be down at a high-teen percentage rate compared to 2019 results, reflecting a low twenties percentage rate decline in North America and a high-single-digit percentage rate decline within the international business. For the fourth quarter, the company now expects revenue to be down at a low-teen percentage rate, versus the previous down 20 to 25 percent expectation, impacted by the following factors:
–Expected year-end timing impacts from COVID-19, related to customer order flow and changes in supply chain timing resulting in more planned spring product deliveries in early 2021 versus late 2020.
–An anticipated substantial decline in licensing revenue due to lower contractual royalty minimums and contract settlements realized in the prior year.
–Lower planned excess inventory sales to the off-price channel.
•Gross margin is expected to be up 20 to 40 basis points versus 2019 due to channel mix benefits and supply chain efficiencies, offset mainly by discounting related to COVID-19. For the fourth quarter, the company anticipates meaningful gross margin pressure primarily related to expectations around a more promotional environment relative to the prior year.
•Operating loss is expected to reach approximately $800 million to $860 million. Excluding the impact of restructuring and impairment charges, adjusted operating loss is expected to reach approximately $140 million to $150 million.
•Adjusted interest and other expense net is planned at approximately $55 million.
•Adjusted diluted loss per share is expected to be in the range of $0.47 to $0.49.
•Inventory is expected to be up approximately 10 percent at the end of 2020.
•Capital expenditures are planned at approximately $80 million compared to $144 million in 2019.

COVID-19 Update

Under Armour continues to monitor COVID-19 globally, complying with guidance from government entities and public health authorities. The company remains focused on protecting our teammates and consumers’ health and safety while working with our suppliers and customers to minimize potential disruptions. The vast majority of locations where Under Armour is sold are now open. In the company’s owned and operated retail stores, traffic trends remain challenged; however, conversion trends remain strong. Additionally, the company experienced significant eCommerce growth around the world during the quarter. The fourth quarter and full-year outlook provided today assume the vast majority of retail locations where Under Armour is sold will continue to remain open and operate under similar health and safety requirements for the remainder of the year.

MyFitnessPal Platform Sale Announcement

In a separate press release today, the company announced that it has entered into a definitive agreement to sell the MyFitnessPal platform to Francisco Partners, a private equity firm. The transaction value is $345 million, inclusive of the achievement of potential earn-out payments and subject to working capital and other customary adjustments. The transaction, which is expected to close in the fourth quarter of 2020, is subject to customary closing conditions and regulatory approvals. The fourth quarter and full-year outlook provided today do not include the impact of the potential sale of MyFitnessPal.

MyFitnessPal is currently reported within Under Armour's Connected Fitness segment, which also contains the MapMyFitness and Endomondo platforms. In conjunction with this announcement, the company indicated that it would discontinue its Endomondo platform at the end of 2020. The MapMyFitness platform, which includes MapMyRun and MapMyRide, remains a crucial element of Under Armour's digital strategy, as does its connected footwear business.

Conference Call and Webcast

Under Armour will hold its third quarter 2020 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” amounts. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency exchange rates. Management believes this information is useful to investors to compare the company’s results of operations period-over-period. Adjusted financial measures exclude the impact of the company’s 2020 restructuring plan and related impairment charges, impairments associated with certain long-lived assets and goodwill, and related tax effects. Management believes this information is useful to investors because it enhances visibility into its actual underlying results, excluding these impacts. Adjusted net loss and adjusted diluted loss per share also exclude the non-cash amortization of debt discount on the company’s convertible senior notes, deal-costs related to the pending sale of MyFitnessPal and related tax effects. Management believes the non-cash portion of the interest expense, which represents the accretion of the bifurcated equity component of the convertible senior notes' conversion option, is not core to the company’s operations given the intent and ability to settle in shares of the company’s Class C common stock. Similarly, deal costs are not core to the company’s operation given dispositions are infrequent and non-recurring in nature. These supplemental non-GAAP financial measures should not be considered in isolation and should be contemplated in addition to, and not as an alternative for, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, the impact of the COVID-19 pandemic on our business, our plans to reduce our 2020 operating expenses, anticipated charges and restructuring costs, projected savings related to our restructuring plans and our planned sale of our MyFitnessPal platform and the timing thereof. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations; changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to successfully execute our long-term strategies; our ability to successfully execute any potential restructuring plans and realize their expected benefits; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations & Corporate Development	SVP, Global Communications, Community Impact & Events
(410) 246-6810	(443) 630-9959

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2020 and 2019
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	% of Net Revenues	2019	% of Net Revenues	2020	% of Net Revenues	2019	% of Net Revenues
Net revenues	$1,433,021	100.0%	$1,429,456	100.0%	$3,070,901	100.0%	$3,825,907	100.0%
Cost of goods sold	746,701	52.1%	739,558	51.7%	1,604,428	52.2%	2,036,901	53.2%
Gross profit	686,320	47.9%	689,898	48.3%	1,466,473	47.8%	1,789,006	46.8%
Selling, general and administrative expenses	553,549	38.6%	550,978	38.5%	1,586,156	51.7%	1,626,309	42.5%
Restructuring and impairment charges	74,201	5.2%	—	—%	549,601	17.9%	—	—%
Income (loss) from operations	58,570	4.1%	138,920	9.7%	(669,284)	(21.8)%	162,697	4.3%
Interest expense, net	(14,955)	(1.0)%	(5,655)	(0.4)%	(32,251)	(1.1)%	(15,881)	(0.4)%
Other expense, net	(7,184)	(0.5)%	(429)	—%	(10,493)	(0.3)%	(2,224)	(0.1)%
Income (loss) before income taxes	36,431	2.5%	132,836	9.3%	(712,028)	(23.2)%	144,592	3.8%
Income tax expense (benefit)	(3,714)	(0.3)%	29,344	2.1%	14,696	0.5%	31,735	0.8%
Loss from equity method investments	(1,199)	(0.1)%	(1,177)	(0.1)%	(6,906)	(0.2)%	(5,414)	(0.1)%
Net income (loss)	$38,946	2.7%	$102,315	7.2%	$(733,630)	(23.9)%	$107,443	2.8%

Basic net income (loss) per share of Class A, B and C common stock	$0.09		$0.23		$(1.62)		$0.24
Diluted net income (loss) per share of Class A, B and C common stock	$0.09		$0.23		$(1.62)		$0.24
Weighted average common shares outstanding Class A, B and C common stock
Basic	454,541		451,385		453,847		450,739
Diluted	456,674		454,695		453,847		454,047

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2020 and 2019
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Apparel	$927,041	$985,623	(5.9)%	$1,951,186	$2,499,989	(22.0)%
Footwear	298,687	250,596	19.2%	693,464	827,223	(16.2)%
Accessories	145,060	118,164	22.8%	268,912	306,406	(12.2)%
Total net sales	1,370,788	1,354,383	1.2%	2,913,562	3,633,618	(19.8)%
Licensing revenues	25,121	29,602	(15.1)%	51,244	76,567	(33.1)%
Connected Fitness	36,894	39,346	(6.2)%	102,600	101,385	1.2%
Corporate Other (1)	218	6,125	(96.4)%	$3,495	$14,337	(75.6)%
Total net revenues	$1,433,021	$1,429,456	0.2%	$3,070,901	$3,825,907	(19.7)%
NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
North America	$962,565	$1,015,920	(5.3)%	$2,021,247	$2,675,389	(24.5)%
EMEA	210,111	160,981	30.5%	437,140	440,405	(0.7)%
Asia-Pacific	178,895	154,898	15.5%	397,846	453,296	(12.2)%
Latin America	44,338	52,186	(15.0)%	108,573	141,095	(23.0)%
Connected Fitness	36,894	39,346	(6.2)%	102,600	101,385	1.2%
Corporate Other (1)	218	6,125	(96.4)%	3,495	$14,337	(75.6)%
Total net revenues	$1,433,021	$1,429,456	0.2%	$3,070,901	$3,825,907	(19.7)%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	% of Net Revenues (2)	2019	% of Net Revenues (2)	2020	% of Net Revenues (2)	2019	% of Net Revenues (2)
North America	$224,593	23.3%	$237,229	23.4%	$251,579	12.4%	$536,700	20.1%
EMEA	40,834	19.4%	21,989	13.7%	43,840	10.0%	44,700	10.1%
Asia-Pacific	19,248	10.8%	34,666	22.4%	(30,040)	(7.6)%	74,116	16.4%
Latin America	1,802	4.1%	233	0.4%	(50,756)	(46.7)%	(4,017)	(2.8)%
Connected Fitness	6,629	18.0%	7,023	17.8%	14,020	13.7%	8,103	8.0%
Corporate Other	(234,536)	NM	(162,220)	NM	(897,927)	NM	(496,905)	NM
Income (loss) from operations	$58,570	4.1%	$138,920	9.7%	$(669,284)	(21.8)%	$162,697	4.3%
(1) Corporate Other consists of foreign currency hedge gains and losses related to revenues generated by entities within our geographic operating segments, but managed through our central foreign exchange risk management program.
(2) Operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).

Under Armour, Inc.
As of September 30, 2020, December 31, 2019 and September 30, 2019
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019	September 30, 2019
Assets
Current assets
Cash and cash equivalents	$865,609	$788,072	$416,603
Accounts receivable, net	806,916	708,714	843,495
Inventories	1,056,845	892,258	906,544
Prepaid expenses and other current assets	243,971	313,165	292,447
Total current assets	2,973,341	2,702,209	2,459,089
Property and equipment, net	680,871	792,148	778,894
Operating lease right-of-use assets	560,146	591,931	595,832
Goodwill	493,631	550,178	541,798
Intangible assets, net	37,274	36,345	37,811
Deferred income taxes	45,995	82,379	90,860
Other long term assets	72,293	88,341	129,481
Total assets	$4,863,551	$4,843,531	$4,633,765
Liabilities and Stockholders’ Equity
Accounts payable	$643,315	$618,194	483,627
Accrued expenses	309,096	374,694	309,305
Customer refund liabilities	197,496	219,424	209,785
Operating lease liabilities	156,885	125,900	119,446
Other current liabilities	141,607	83,797	77,498
Total current liabilities	1,448,399	1,422,009	1,199,661
Long term debt, net of current maturities	997,347	592,687	591,995
Operating lease liabilities, non-current	872,791	580,635	588,490
Other long term liabilities	74,668	98,113	99,953
Total liabilities	3,393,205	2,693,444	2,480,099
Total stockholders’ equity	1,470,346	2,150,087	2,153,666
Total liabilities and stockholders’ equity	$4,863,551	$4,843,531	$4,633,765

Under Armour, Inc.
For the Nine Months Ended September 30, 2020 and 2019
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(733,630)	$107,443
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	124,169	140,443
Unrealized foreign currency exchange rate gain (loss)	(3,676)	12,885
Loss on disposal of property and equipment	3,547	2,884
Impairment charges	452,945	—
Amortization of bond premium	6,910	190
Stock-based compensation	32,770	38,048
Deferred income taxes	19,172	23,827
Changes in reserves and allowances	22,910	(22,778)
Changes in operating assets and liabilities:
Accounts receivable	(105,874)	(187,585)
Inventories	(159,930)	123,364
Prepaid expenses and other assets	64,404	73,753
Other non-current assets	(288,111)	5,939
Accounts payable	17,972	(67,336)
Accrued expenses and other liabilities	301,720	(52,466)
Customer refund liabilities	(23,164)	(88,710)
Income taxes payable and receivable	18,159	(7,433)
Net cash provided by (used in) operating activities	(249,707)	102,468
Cash flows from investing activities
Purchases of property and equipment	(71,639)	(105,767)
Purchases of other assets	—	(1,273)
Purchase of businesses	(38,848)	—
Net cash used in investing activities	(110,487)	(107,040)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	1,288,753	25,000
Payments on long term debt and revolving credit facility	(800,000)	(162,817)
Purchase of capped call	(47,850)	—
Employee taxes paid for shares withheld for income taxes	(3,285)	(4,088)
Proceeds from exercise of stock options and other stock issuances	3,855	5,797
Payments of debt financing costs	(5,150)	(2,661)
Other financing fees	—	77
Net cash provided by (used in) financing activities	436,323	(138,692)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,398	4,809
Net increase in (decrease in) cash, cash equivalents and restricted cash	78,527	(138,455)
Cash, cash equivalents and restricted cash
Beginning of period	796,008	566,060
End of period	$874,535	$427,605

Under Armour, Inc.
For the Three Months Ended September 30, 2020
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency neutral net revenue a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three months ended September 30, 2020
Total Net Revenue
Net revenue growth - GAAP	0.2%
Foreign exchange impact	—%
Currency neutral net revenue growth - Non-GAAP	0.2%

North America
Net revenue decline - GAAP	(5.3)%
Foreign exchange impact	0.2%
Currency neutral net revenue decline - Non-GAAP	(5.1)%

EMEA
Net revenue growth - GAAP	30.5%
Foreign exchange impact	(4.3)%
Currency neutral net revenue growth - Non-GAAP	26.2%

Asia-Pacific
Net revenue growth - GAAP	15.5%
Foreign exchange impact	0.1%
Currency neutral net revenue growth - Non-GAAP	15.6%

Latin America
Net revenue decline - GAAP	(15.0)%
Foreign exchange impact	8.2%
Currency neutral net revenue decline - Non-GAAP	(6.8)%

Total International
Net revenue growth - GAAP	17.7%
Foreign exchange impact	(0.6)%
Currency neutral net revenue growth - Non-GAAP	17.1%

Under Armour, Inc.
For the Three Months Ended September 30, 2020
(Unaudited)

The tables below present the reconciliation of the Company's consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

Three months ended September 30, 2020
Income from operations	$58,570
Add: Impact of restructuring and related impairment	70,232
Add: Impact of impairment	3,969
Adjusted income from operations	$132,771

ADJUSTED NET INCOME RECONCILIATION

Three months ended September 30, 2020
Net income	$38,946
Add: Impact of restructuring and related impairment	68,208
Add: Impact of impairment	3,855
Add: Impact of amortization of debt discount	4,894
Add: Impact of deal related costs	2,149
Adjusted net income	$118,052

ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

Three months ended September 30, 2020
Diluted net income per share	$0.09
Add: Impact of restructuring and related impairment	0.15
Add: Impact of impairment	0.01
Add: Impact of amortization of debt discount	0.01
Add: Impact of deal related costs	—
Adjusted diluted income per share	$0.26

Under Armour, Inc.
As of September 30, 2020 and 2019
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	September 30,
	2020	2019
Factory House	172	167
Brand House	18	18
North America total doors	190	185

Factory House	122	96
Brand House	116	89
International total doors	238	185

Factory House	294	263
Brand House	134	107
Total doors	428	370